Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by or on behalf of each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 26, 2012

SERENE VIEW INVESTMENT LIMITED		AVNER DEVELOPMENTS LIMITED

By:	/s/ Bin Li	By:	/s/ Jingning Shao
Name:	Bin Li	Name:	Jingning Shao
Title:	Director	Title:	Director

FULL RICHES HOLDINGS LIMITED		SPEEDVIEW INVESTMENT LIMITED

By:	/s/ Xuan Zhang	By:	/s/ Weihai Qu
Name:	Xuan Zhang	Name:	Weihai Qu
Title:	Director	Title:	Director

PROUDVIEW LIMITED

By:	/s/ Bin Li
Name:	Bin Li
Title:	Director

/s/ Bin Li		/s/ Jingning Shao
Name:	Bin Li	Name:	Jingning Shao

/s/ Xuan Zhang		/s/ Weihai Qu
Name:	Xuan Zhang	Name:	Weihai Qu